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                                                                    Exhibit 23.5

                            DEGOLYER AND MACNAUGHTON
                        4925 GREENVILLE AVENUE, SUITE 400
                                ONE ENERGY SQUARE
                               DALLAS, TEXAS 75206

                                 March 29, 2005

Carrizo Oil & Gas, Inc.
1000 Louisiana Street
Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion by reference of information taken from our "Appraisal Report as of December 31, 2004 on Certain Properties owned by Carrizo Oil & Gas, Inc." (our Report) in the Registration Statements on Form S-8 (Registration Nos. 333-35245, 333-55838 and 333-116528) (the "Registration
Statements") of Carrizo Oil & Gas, Inc., a Texas corporation (the Company), relating to the 1997 Incentive Plan of the Company, and in the sections "Oil and Gas Reserves" and "Oil and Natural Gas Reserve Estimates" in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, provided, however, that we were necessarily unable to verify the estimates from our Report, since these estimates were combined with those of other firms for other properties and reported in total.

We further consent to the incorporation of the text of our Report in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 as exhibit 99.3.

                                        Very truly yours,


                                        /s/ DeGOLYER and MacNAUGHTON
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